EXHIBIT 10(a)
SUTHERLAND
ASBILL &								1275 Pennsylvania Avenue, N.W.
BRENNAN LLP                             Washington, D.C. 20004-2415
Attorneys at Law						Tel: (202) 383-0100
										Fax: (202) 637-3593
										www.sablaw.com

                               April 23, 1999

STEPHEN E. ROTH
DIRECT LINE:  (202) 383-0158
Internet:  sroth@sablaw.com

VIA EDGAR
---------

Board of Directors
Golden American Life Insurance Company
1475 Dunwoody Drive
West Chester, PA  19380


Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 3 to the registration statement on Form N-4 for the Separate Account B (File No. 333-28679). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Very truly yours,

                                   SUTHERLAND, ASBILL & BRENNAN LLP




                                   By:  /s/Stephen E. Roth
                                       ------------------
                                       Stephen E. Roth